UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Capital Senior Living Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CAPITAL SENIOR LIVING CORPORATION

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2019

The following disclosure supplements the definitive proxy statement filed by Capital Senior Living Corporation (the “Company”) with the Securities and Exchange Commission on April 8, 2019 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors for the above referenced annual meeting of stockholders and any adjournment or postponement thereof. There are no other changes to the Proxy Statement or the matters to be considered by the Company’s stockholders. This supplemental disclosure should be read together with the Proxy Statement, which should be read in its entirety. Terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

The description of Proposal 4 – Approval of the Capital Senior Living Corporation 2019 Omnibus Stock and Incentive Plan is modified to add the following under “General – Eligibility” on page 63 of the Proxy Statement:

“As disclosed on page 15 of the Company’s Annual Report on Form 10-K that accompanies this Proxy Statement, the Company had approximately 7,549 employees as of December 31, 2018 who would be eligible to receive awards under the 2019 Stock Incentive Plan (which number had decreased to approximately 6,750 employees as of April 1, 2019) . As further disclosed throughout this Proxy Statement, the Company currently has eight non-employee directors who would be eligible to receive awards under the 2019 Stock Incentive Plan. Finally, the Company had less than ten consultants as of April 1, 2019 who would be eligible to receive awards under the 2019 Stock Incentive Plan, although the Company has historically not issued such awards to any of its consultants.”

In addition, the description of Proposal 4 – Approval of the Capital Senior Living Corporation 2019 Omnibus Stock and Incentive Plan is modified to fix a typographical error under “General – Expiration of the 2019 Stock Incentive Plan” on page 69 of the Proxy Statement. Pursuant to Article 12 of the 2019 Stock Incentive Plan, if the 2019 Stock Incentive Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board of Directors, the 2019 Stock Incentive Plan will terminate on March 26, 2029 (not May 14, 2019).